UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2010

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 3, 2010, the Compensation Committees of the Boards of Directors of Bank of the Ozarks, Inc. (the “Company”) and its wholly-owned subsidiary, Bank of the Ozarks (the “Bank”), approved and adopted certain benefit agreements and plans for George Gleason, Chairman and Chief Executive Officer of the Company and the Bank. These agreements and plans are also intended to bring mutual benefits to the Company and the Bank, as more particularly described below. The agreements and plans recognize Mr. Gleason’s 31 years of extraordinary service to the Company and the Bank; provide incentives for Mr. Gleason to continue his employment leading the Company and the Bank over the next 14 years; provide financial protection to the Company and the Bank upon Mr. Gleason’s death by providing “key-man” life insurance benefits for the Bank; and are intended to protect shareholders from adverse market price fluctuations in the Company’s common stock upon the deaths of both Mr. and Mrs. Gleason, either pre-retirement or post-retirement of Mr. Gleason, by providing liquidity to the estate of the second of them to die, thereby reducing or eliminating the need of such estate to liquidate Company common stock held by it or its affiliates to pay estate and other taxes which might be incurred at that time.

The agreements and plans include the following:

•

a Supplemental Executive Retirement Plan (the “SERP”) for Mr. Gleason’s benefit, effective May 4, 2010, that provides for 180 equal monthly payments of $32,196.67 each, or $386,360 annually, commencing at the later of Mr. Gleason’s attaining age 70 or his separation from service. If Mr. Gleason continues employment past the normal retirement date of age 70, such payments will commence at an increased amount upon his separation from service, and, in the event of Mr. Gleason’s early retirement, the amount of such payments will be correspondingly reduced, all as provided in the SERP. The cost of such benefits, assuming a normal retirement date at age 70, will be fully accrued by the Company over the next 14 years at which time Mr. Gleason will attain that age. The SERP is an “unfunded” plan, and is considered a general contractual obligation of the Company. Funds accrued under the SERP are subject to the claims of the Company’s creditors, and in the event the Company becomes insolvent before payout of the benefits under the SERP, Mr. Gleason will occupy the status of an unsecured creditor of the Company with respect to such benefits;

•

an Executive Life Insurance Agreement providing for an annual payment to Mr. Gleason on a pre-retirement basis, of an amount necessary to fund the premiums totaling $216,682 annually on three life insurance policies with aggregate death benefits of $12 million payable on the second to die of Mr. Gleason and his wife, Linda Gleason, with such annual payments to Mr. Gleason to be “grossed-up” for income taxes incurred by him with respect to such annual payments;

•

the purchase by the Bank, with Mr. Gleason’s consent, of three policies of bank owned life insurance (“BOLI”) on the life of Mr. Gleason with aggregate single premiums of $10.2 million and aggregate death benefits exceeding $25 million. The annual accretion in cash surrender value of the BOLI is expected to substantially offset the after-tax cost of the annual accrual for the SERP benefits and the annual payment to Mr. Gleason pursuant to the Executive Life Insurance Agreement. As a result, these transactions are expected to be substantially revenue neutral to the Company on an annual basis until Mr. Gleason’s death. The “at-risk” death benefits of the BOLI (i.e., policy death benefits less cash surrender value), are expected to exceed $15 million, which sums will be used at the death of Mr. Gleason (i) to pay the $3 million split-dollar life insurance benefit described below, (ii) to pay the pre-retirement split-dollar life insurance benefit equal to the remaining premiums due on the second to die policy as described below, and (iii) to provide the Bank key-man life insurance income of at least $5.5 million initially and increasing over time. As a result, assuming no change in tax laws, these transactions are expected to generate substantial tax-exempt BOLI income to the Company on Mr. Gleason’s death; and

•

a pre-retirement split-dollar life insurance benefit of $3 million payable to a beneficiary designated by Mr. Gleason, plus an annually declining pre-retirement split-dollar life insurance benefit amount equal to the balance of the premiums due for the second to die life insurance policies as provided for in the Executive Life Insurance Agreement described above. Mr. Gleason shall have no right to receive any split-dollar benefits following his separation from service for any reason other than his death.

The forgoing summaries of the SERP and related Executive Life Insurance Agreement, Split Dollar Insurance Agreements and Split Dollar Designation, are not complete and are qualified in their entirety by reference to the full text of the SERP, the Executive Life Insurance Agreement, including certain exhibits attached thereto, and the Split Dollar Insurance Agreements and the Split Dollar Designation, copies of which are attached hereto as Exhibits 10.1 – 10.5, respectively, and incorporated by reference herein.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit10.1	Supplemental Executive Retirement Plan for George G. Gleason, II, effective May 4, 2010 by and among Bank of the Ozarks, George G. Gleason, II and Bank of the Ozarks, Inc.

Exhibit 10.2	Executive Life Insurance Agreement for George G. Gleason, II, effective May 4, 2010 by and among Bank of the Ozarks, George G. Gleason, II and Bank of the Ozarks, Inc.

Exhibit 10.3	Split Dollar Insurance Agreement, effective as of May 4, 2010 between Bank of the Ozarks and Bank of the Ozarks as Trustee of the Linda and George Gleason Insurance Trust

Exhibit 10.4	Split Dollar Insurance Agreement, effective as of May 4, 2010 between Bank of the Ozarks and George G. Gleason, II

Exhibit 10.5	Split Dollar Designation by Bank of the Ozarks, dated as of May 4, 2010 in respect of George G. Gleason, II as the insured

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: May 7, 2010	/S/ PAUL MOORE
Paul Moore
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

10.1	Supplemental Executive Retirement Plan for George G. Gleason, II, effective May 4, 2010 by and among Bank of the Ozarks, George G. Gleason, II and Bank of the Ozarks, Inc.

10.2	Executive Life Insurance Agreement for George G. Gleason, II, effective May 4, 2010 by and among Bank of the Ozarks, George G. Gleason, II and Bank of the Ozarks, Inc.

10.3	Split Dollar Insurance Agreement, effective as of May 4, 2010 between Bank of the Ozarks and Bank of the Ozarks as Trustee of the Linda and George Gleason Insurance Trust

10.4	Split Dollar Insurance Agreement, effective as of May 4, 2010 between Bank of the Ozarks and George G. Gleason, II

10.5	Split Dollar Designation by Bank of the Ozarks, dated as of May 4, 2010 in respect of George G. Gleason, II as the insured